IDS Life of New York Account 8
File No. 333-44644/811-05213

                              EXHIBIT INDEX

Exhibit 1.A.(3)(c):           Schedules of Sales Commissions.

Exhibit 1.A.(5)(a):           Flexible Premium Variable Life Insurance Policy
                              (VUL3-NY).

Exhibit 1.A.(5)(b):           Waiver of Monthly Deduction Rider for Total
                              Disability.

Exhibit 1.A.(5)(c):           Accidental Death Benefit Rider.

Exhibit 1.A.(5)(d):           Other Insured Rider.

Exhibit 1.A.(5)(e):           Children's Level Term Insurance Rider

Exhibit 1.A.(5)(f):           Automatic Increase Benefit Rider

Exhibit 1.A.(11): IDS Life Insurance Company of New York's Description of Transfer and Redemption Procedures and Method of Conversion to Fixed Benefit Policies.

Exhibit (2):                  Opinion of counsel, dated November 9, 2000.

Exhibit (6):                  Actuarial opinion of Mark Gorham, dated November
                              9, 2000.

Exhibit (7):                  Written actuarial consent of Mark Gorham, dated
                              November 9, 2000.

Exhibit (8):                  Written auditor consent of Ernst & Young LLP,
                              dated November 8, 2000.

Exhibit (10):                 Consent in writing to establish additional
                              subaccounts.